Exhibit 10.1
WAIVER AND AMENDMENT No. 2
TO CREDIT AGREEMENT
          WAIVER AND AMENDMENT No. 2, dated as of December 31, 2007 (the “Amendment”), to the Credit Agreement referred to below by and among The Talbots, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Mizuho Corporate Bank, Ltd., a corporation organized and existing under the laws of Japan (“Mizuho”), as arranger and administrative agent for the Lenders (in such capacities, the “Agent”).
          WHEREAS, the Borrower, the Agent and the Lenders are parties to the Credit Agreement dated as of July 24, 2006 (as amended, restated or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made term loans (collectively, the “Term Loans”) to the Borrower in the aggregate principal amount of the Total Term Loan Commitment (as defined in the Credit Agreement) set forth therein;
          WHEREAS, in connection with the restructuring of the Borrower and its Subsidiaries, the Borrower has requested that the Lenders amend the Credit Agreement to, among other things, permit the Borrower to transfer certain assets to The Talbots Group, Limited Partnership (“TGLP”) as more fully described on Schedule A attached hereto (the “Asset Transfer”); and
          WHEREAS, the Lenders are willing to so amend the Credit Agreement, subject to the execution and delivery of a guaranty by TGLP, guaranteeing all of the obligations of the Borrower under the Credit Agreement and the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
          1. Definitions; Amendments.
               (a) Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.
               (b) Section 1 of the Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order to read as follows:
     “‘Amendment No. 2’ means Waiver and Amendment No. 2 to Credit Agreement dated as of December 31, 2007, by and among the Borrower, the Lenders and the Agent.”

     “‘Amendment No. 2 Effective Date’ means the date on which all of the conditions precedent to the effectiveness of Amendment No. 2 have been fulfilled or waived by the Required Lenders.”
     “‘Domestic Subsidiary’ means any Subsidiary incorporated or organized under the laws of the United States of America, any state thereof, or the District of Columbia.
     “‘Guarantor’ means (i) TGLP and (ii) each other Person which guarantees all or any portion of the Obligations.”
     “‘Guaranty’ means (i) the guaranty, dated as of the Amendment No. 2 Effective date, made by the TGLP in favor of the Agent for the benefit of the Agent and the Lenders and (ii) each other guaranty, in form and substance satisfactory to the Agent, made by any other Person in favor of the Agent for its benefit and the benefit of the Lenders .”
     “‘Loan Party’ means the Borrower and any Guarantor.”
     “‘TGLP’ means the Talbots Group, Limited Partnership, a Massachusetts limited partnership.
               (c) The definition of “Loan Documents” set forth in Section 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “‘Loan Documents’ shall mean each of this Credit Agreement, each Note, the Fee Letter, each Guaranty and each other document, instrument and agreement executed and delivered pursuant to or in connection herewith or therewith, as the same may be amended, supplemented or otherwise modified from time to time.”
               (d) The definition of “Material Adverse Effect” set forth in Section 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “‘Material Adverse Effect’ shall mean a material adverse effect on any of (a) the operations, business, assets, properties, or condition (financial or otherwise) of the Borrower individually or the Borrower and the other Loan Parties taken as a whole, (b) the ability of the Borrower individually or the Borrower and other Loan Parties, taken as a whole, to perform any of their obligations hereunder, under any Note, the Guaranty or under any other Loan Document to which any are a party and (c) the legality, validity or enforceability of this Credit Agreement, the Guaranty any Note or any other Loan Document.”

               (e) Section 6.1 of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of subsection (j), (ii) redesignating subsection (k) as subsection (l) and (iii) adding the following new subsection (k) to read as follows:
     “(k) an Event of Default shall have occurred and is continuing under the Guaranty; or”
          2. Conditions to Effectiveness. This Amendment shall become effective as of January 4, 2008 (the “Amendment No. 2 Effective Date”), only upon satisfaction in full, in a manner reasonably satisfactory to the Agent, of the following conditions precedent:
               (a) The representations and warranties of the Borrower contained herein, in Section 3 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered to the Agent or the Lenders pursuant hereto or thereto on or prior to the Amendment No. 2 Effective Date shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date as though made on and as of such date; and no Default or Event of Default that is not expressly waived by the Agent pursuant to this Amendment shall have occurred and be continuing on the Amendment No. 2 Effective Date or would result from this Amendment becoming effective in accordance with its terms.
               (b) No Material Adverse Effect shall have occurred and be continuing since November 3, 2007 or would result from the Asset Transfer and the other transactions contemplated in connection therewith.
               (c) Documents. The Agent shall have received the following, each in form and substance satisfactory to the Agent:
                    (i) Executed Amendment. This Amendment, duly executed by an authorized officer of the Borrower, the Agent and the Required Lenders.
                    (ii) Guaranty. The Guaranty, duly executed by TGLP.
                    (iii) Officer’s Certificate. A certificate of an authorized officer of each Guarantor certifying, among other things, as to (v) the organizational documents and by-laws of such Guarantor, (w) resolutions of the board of directors of such authorizing such Guarantor to execute, deliver and perform the Guaranty, (x) the names and signatures of the officers of such Guarantor authorized to execute the Guaranty, as applicable; and (y) the absence of any amendment or modification to any of the attached organizational documents or by-laws (or the equivalent thereof), if any, of such Guarantor.
                    (iv) Opinion of Counsel to the Loan Parties. A favorable written opinion of Dewey & LeBoeuf LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Agent and covering such matters relating to the Loan Parties, the Guaranty and such other matters reasonably requested by the Agent.
                    (v) Good Standing. A certificate of the appropriate official(s) of the state of organization of each Guarantor certifying as of a recent date not more than 30 days prior the Amendment No. 2 Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Guarantor in such states.
                    (vi) Other Items. Such other agreements, instruments, approvals, opinions and documents as the Agent may reasonably request.
               (d) All legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.
          3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent as follows:
               (a) Representations and Warranties; No Event of Default. The representations and warranties of the Borrower herein and in Section 3 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered to the Agent or the Lenders pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of the date hereof as though made on and as of such date; and no Default or Event of Default that is not expressly waived by the Agent pursuant to this Amendment has occurred and is continuing on the date hereof or would result from this Amendment becoming effective in accordance with its terms.
               (b) Organization of Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
               (c) Power and Authority. The Borrower has all requisite corporate power and authority to carry on its present business, to own its property and assets and to execute and deliver this Amendment, and perform it obligations under this Amendment, the Credit Agreement, as amended by this Amendment, and each other Loan Document to which it is a party. The Borrower is duly qualified or licensed as a foreign corporation authorized to conduct its activities and is in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably likely to result in a Material Adverse Effect.
               (d) Authorization of Borrowing. All appropriate and necessary corporate, shareholder and other actions and approvals have been taken or obtained by the Borrower to authorize the execution and delivery of this Amendment and to authorize the performance and observance of the terms of this Amendment, the Credit Agreement, as amended hereby, and other Loan Documents.
               (e) Agreement Binding; No Conflicts. Each of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document constitutes the legal, valid and binding obligations of the Borrower or its Subsidiaries, as the case may be, enforceable against the Borrower or such Subsidiaries in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or equity).

               (f) No Conflicts. The execution and delivery of this Amendment and the performance of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document which the Borrower and its Subsidiaries are parties will not (i) violate or conflict with (A) any provisions of law or any order, rule, directive or regulation of any court or other Governmental Authority, (B) the charter, by-laws or other organizational documents of the Borrower or such Subsidiary or (C) except as would not be reasonably likely to result in a Material Adverse Effect, any agreement, document or instrument to which the Borrower or any such Subsidiary is a party or by which its respective assets or properties are bound, (ii) except as would not be reasonably likely to result in a Material Adverse Effect, constitute a default or an event or circumstance that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, document or instrument, (iii) except as would not be reasonably likely to result in a Material Adverse Effect, result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any assets or properties of the Borrower or any such Subsidiary, or (iv) except as would not be reasonably likely to result in a Material Adverse Effect, result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its respective operations or any of its properties.
               (g) Compliance with Law. There does not exist any conflict with, or violation, or breach of, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, which conflict, violation or breach could reasonably be expected to result in a Material Adverse Effect.
          4. Indemnity and Expenses.
               (a) The Borrower hereby agrees to indemnify the Agent, the Lenders and their respective employees, agents, members and affiliates from and against any and all claims, losses and liabilities growing out of or resulting from this Amendment; provided, however, that the Borrower shall not have any obligation to any Person under this subsection (a) for any such claims, losses or liabilities caused by the gross negligence or willful misconduct of such Person, as determined by a final nonappealable judgment of a court of competent jurisdiction.
               (b) The Borrower hereby agrees to pay to the Agent upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees, disbursements and other client charges of the Agent’s counsel, which the Agent may incur in connection with this Amendment.
          5. Continued Effectiveness of Credit Agreement. The Borrower hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment No. 2 Effective Date all references in any such Loan Document to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document.
          6. Waiver and Consent.
               (a) Pursuant to the request of the Borrower, but subject to satisfaction of the conditions set forth in Section 2 above, and in reliance upon the representations and warranties of the Borrower set forth herein and in the Credit Agreement, the Required Lenders hereby waive any Event of Default arising under Section 6.1(c) of the Credit Agreement as a result of the Borrower’s non-compliance with Section 4.1(w) of the Credit Agreement as a result of the Asset Transfer, provided that the Borrower shall have consummated the Asset Transfer on or before last day of the Borrower’s first fiscal quarter of 2008.
               (b) The Required Lenders’ consent and waiver of any Event of Default relating to the events set forth in paragraph (a) above (i) shall be effective only in this specific instance and for the specific purposes set forth herein, and (ii) does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Documents, which terms and conditions shall continue in full force and effect.
          7. Miscellaneous.
               (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
               (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
               (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
               (d) The Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

THE TALBOTS, INC.
By:	/s/ Edward L. Larsen
	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance Chief Financial Officer and Treasurer

Signed in:	Hingham, MA

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Keiji Takada
	Name:	Keiji Takada
	Title:	Deputy General Manager

Signed in:	New York, NY

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Masahiko Ohara
	Name:	Masahiko Ohara
	Title:	Senior Vice President

Signed in:

THE NORINCHUKIN BANK
By:	/s/ Kaoru Yamada
	Name:	Kaoru Yamada
	Title:	Joint General Manager

Signed in:	New York

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Ryoichi Shinke
	Name:	Ryoichi Shinke
	Title:	Senior Vice President and Manager

Signed in:	New York Branch

JPMORGAN CHASE BANK, N.A.
By:
Name:
Title:

Signed in:

SHINSEI BANK LIMITED
By:
Name:
Title:

Signed in:

MITSUBISHI UFJ TRUST AND BANKING CORPORATION
By:	/s/ Tatsuhisa Teshima
	Name:	Tatsuhisa Teshima
	Title:	Deputy General Manager

Signed in:		New York

THE CHUO MITSUI TRUST AND BANKING COMPANY, LIMITED
By:	/s/
Name:
Title:

Signed in:

THE SHIZUOKA BANK, LTD.
By:	/s/ Masahiko Nagakura
	Name:	Masahiko Nagakura
	Title:	General Manager of the Los Angeles Branch

Signed in:		Los Angeles U.S.A.

THE CHIBA BANK LIMITED
By:	/s/ Morio Tsumita
	Name:	Morio Tsumita
	Title:	General Manager

Signed in:		New York

BANK OF AMERICA, N.A.
By:	/s/ Kevin M. Behan
	Name:	Kevin M. Behan
	Title:	SVP

Signed in:

SHINKIN CENTRAL BANK
By:
Name:
Title:

Signed in:

THE HACHIJUNI BANK, LTD.
By:	/s/
Name:
Title:

Signed in:		Tokyo

THE HIROSHIMA BANK, LTD.
By:	/s/
Name:
Title:

Signed in:

THE BANK OF YOKOHAMA, LTD.
By:	/s/
Name:
Title:

Signed in:

THE BANK OF IWATE, LTD.
By:	/s/
Name:
Title:

Signed in:		Tokyo

Schedule A
The assets and liabilities of The Classics, Chicago, Inc. will be merged into The J. Jill Group, Inc., with The J. Jill Group, Inc. as the survivor. The J. Jill Group, Inc. will later be merged into the newly formed The Talbots Group Limited Partnership.
Significant assets being transferred include:
•	The Talbots, Inc tradenames and trademarks, with a book value of approximately $76 million;

•	Other assets of The Classics Chicago, including cash, intercompany receivables, and deferred tax assets; and

•	Liabilities, including taxes payable and deferred tax balances.
The Talbots, Inc. will transfer certain of its assets and liabilities to The Talbots Group Limited Partnership. Significant assets being transferred include the following:
•	The Company’s Hingham, Massachusetts Corporate Office: land, building, improvements, furnishings and software utilized by the Company’s merchandising and shared services functions;

•	The Company’s New York Product Development Office: leasehold improvements and furnishings utilized by the Company’s product development function;

•	Certain assets and liabilities related to the Hingham, Massachusetts Corporate Office and the Company’s New York Product Develop Office, allocable to the merchandising and shared services employee populations;

•	The Goodwill currently ascribed to The Talbots, Inc.; and

•	Liabilities allocable to the Company’s Hingham, Massachusetts Corporate Office and the Company’s New York Product Development Office.